EXHIBIT 4.1
OMNIBUS INSTRUMENT
     WHEREAS, the parties named herein desire to enter into certain Program Documents contained herein, each such document dated as specified herein, relating to the issuance by Principal Life Income Fundings Trust 35 (the “Trust”) of Notes with a principal amount of $200,000,000 to investors under Principal Life’s secured notes program;
     WHEREAS, the Trust is a trust and will be organized under and its activities will be governed by the provisions of the Trust Agreement (set forth in Section A of this Omnibus Instrument), dated as of the date of the Pricing Supplement (attached to this Omnibus Instrument as Exhibit D) (the “Pricing Supplement”), by and between the parties thereto indicated in Section F herein;
     WHEREAS, certain expense and indemnification arrangements between Principal Life and the Trustee, on behalf of itself and on behalf of the Trust, are governed pursuant to the provisions of the Expense and Indemnity Agreement dated as of November 21, 2007, by and between Principal Life and the Trustee;
     WHEREAS, certain licensing arrangements between the Trust and Principal Financial Services, Inc. will be governed pursuant to the provisions of the License Agreement (set forth in Section B of this Omnibus Instrument), dated the date of the Pricing Supplement, by and between the parties thereto indicated in Section F herein;
     WHEREAS, certain custodial arrangements of the Funding Agreement and the Guarantee will be governed pursuant to the provisions of the Custodial Agreement (the “Custodial Agreement”) dated as of November 21, 2007, by and among Bankers Trust Company, N.A., acting as custodian (the “Custodian”), the Indenture Trustee and the Trustee, on behalf of the Trust;
     WHEREAS, the Notes will be issued pursuant to the Indenture (set forth in Section C of this Omnibus Instrument), dated as of the Original Issue Date, by and between the parties thereto indicated in Section F herein;
     WHEREAS, the sale of the Notes will be governed by the Terms Agreement (set forth in Section D of this Omnibus Instrument), dated as of the date of the Pricing Supplement, by and among the parties thereto indicated in Section F herein; and
     WHEREAS, certain agreements relating to the Notes, the Funding Agreement and the Guarantee are set forth in the Coordination Agreement (set forth in Section E of this Omnibus Instrument), dated as of the date of the Pricing Supplement, by and among the parties thereto indicated in Section F herein.
     All capitalized terms used herein and not otherwise defined will have the meanings set forth in the Indenture.
[Remainder of Page Left Intentionally Blank.]

SECTION A
TRUST AGREEMENT
     This TRUST AGREEMENT (this “Trust Agreement”), dated as of the date of the Pricing Supplement, is entered into by and between GSS Holdings II, Inc., a Delaware corporation, as trust beneficial owner (the “Trust Beneficial Owner”), and U.S. Bank Trust National Association, a national banking association, as Trustee (the “Trustee”).
W I T N E S S E T H:
     WHEREAS, the Trust Beneficial Owner and the Trustee desire to authorize the issuance of a Trust Beneficial Interest and a series of Notes in connection with the entry into this Trust Agreement;
     WHEREAS, all things necessary to make this Trust Agreement a valid and legally binding agreement of the Trustee and the Trust Beneficial Owner, enforceable in accordance with its terms, have been done;
     WHEREAS, the parties intend to provide for, among other things, (i) the issuance and sale of the Notes (pursuant to the Indenture, the Distribution Agreement and the related Terms Agreement) and the Trust Beneficial Interest, (ii) the use of the proceeds of the sale of the Notes and Trust Beneficial Interest to acquire the Funding Agreement, the payment obligations of which will be fully and unconditionally guaranteed by the Guarantee, and (iii) all other actions deemed necessary or desirable in connection with the transactions contemplated by this Trust Agreement; and
     WHEREAS, the parties hereto desire to incorporate by reference those certain Standard Trust Terms, dated as of November 21, 2007, and attached to the Omnibus Instrument as Exhibit A (the “Standard Trust Terms”) and all capitalized terms not otherwise defined herein (including the recitals hereof) shall have the meanings set forth in the Standard Trust Terms (the Standard Trust Terms and this Trust Agreement, collectively, the “Trust Agreement”).
     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which are hereby acknowledged, each party hereby agrees as follows:
ARTICLE 1
     Section 1.01 Incorporation by Reference. All terms, provisions and agreements set forth in the Standard Trust Terms (except to the extent expressly modified herein) are hereby incorporated herein by reference with the same force and effect as though fully set forth herein. To the extent that the terms set forth in Article 2 of this Trust Agreement are inconsistent with the terms of the Standard Trust Terms, the terms set forth in Article 2 herein shall apply.

ARTICLE 2
     Section 2.01 Name. The Trust created and governed by the Trust Agreement shall be the trust specified in the Omnibus Instrument. The name of the Trust shall be the name specified in the first paragraph of the Omnibus Instrument, as such name may be modified from time to time by the Trustee following written notice to the Trust Beneficial Owner.
     Section 2.02 Jurisdiction. The Trust is hereby organized in, and formed under and pursuant to, the laws of the State of New York.
     Section 2.03 Initial Capital Contribution and Ownership. The Trust Beneficial Owner has paid or has caused to be paid to, or to an account at the direction of, the Trustee, on the date hereof, the sum of $15 (or, in the case of Notes issued with original issue discount, such amount multiplied by the issue price of the Notes). The Trustee hereby acknowledges receipt in trust from the Trust Beneficial Owner, as of the date hereof, of the foregoing contribution, which shall be used along with the proceeds from the sale of the series of Notes to purchase the Funding Agreement. Upon the creation of the Trust and the registration of the Trust Beneficial Interest in the Securities Register (as defined in the Trust Agreement) by the Registrar in the name of the Trust Beneficial Owner, the Trust Beneficial Owner shall be the sole beneficial owner of the Trust.
     Section 2.04 Acknowledgment. The Trustee, on behalf of the Trust, expressly acknowledges its duties and obligations set forth in the Standard Trust Terms incorporated herein.
     Section 2.05 Additional Terms.
     None.
     Section 2.06 Omnibus Instrument; Execution and Incorporation of Terms.
     The parties to the Trust Agreement will enter into the Trust Agreement by executing the Omnibus Instrument.
     By executing the Omnibus Instrument, the Trustee and the Trust Beneficial Owner hereby agree that the Trust Agreement will constitute a legal, valid and binding agreement between the Trustee and the Trust Beneficial Owner.
     All terms relating to the Trust or the series of Notes not otherwise included in the Trust Agreement will be as specified in the Omnibus Instrument, the Pricing Supplement or the Distribution Agreement as indicated herein.

     Section 2.07 Governing Law. The Trust Agreement will be governed by, and construed in accordance with, the laws of the State of New York.
     Section 2.08 Counterparts. The Trust Agreement, through the Omnibus Instrument, may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.
[Remainder of Page Left Intentionally Blank.]

SECTION B
LICENSE AGREEMENT
     This LICENSE AGREEMENT (this “License Agreement”), dated as of the date of the Pricing Supplement, is entered into by and between Principal Financial Services, Inc., an Iowa corporation with its principal place of business at 711 High Street, Des Moines, Iowa 50392 (the “Licensor”), and the Principal Life Income Fundings Trust specified in the Omnibus Instrument (the “Licensee”).
W I T N E S S E T H:
     WHEREAS, the Licensor is the owner of certain trademarks and service marks and registrations and pending applications therefor, and may acquire additional trademarks and service marks in the future, all as described more fully below;
     WHEREAS, the Licensee desires to use certain of the Licensor’s trademarks and service marks in connection with the Licensee’s activities, as described more fully below;
     WHEREAS, the Licensor and the Licensee wish to formalize the agreement between them regarding the Licensee’s use of the Licensor’s marks; and
     WHEREAS, the parties hereto desire to incorporate by reference those certain Standard License Agreement Terms, dated March 5, 2004, and attached to the Omnibus Instrument as Exhibit B (the “Standard License Agreement Terms”) and all capitalized terms not otherwise defined herein (including the recitals hereof) shall have the meanings set forth in the Standard License Agreement Terms (the Standard License Agreement Terms and this License Agreement, collectively, the “License Agreement”).
     NOW, THEREFORE, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, each party hereby agrees as follows:
ARTICLE 1
     Section 1.01 Incorporation by Reference. All terms, provisions and agreements set forth in the Standard License Agreement Terms (except to the extent expressly modified herein) are hereby incorporated herein by reference with the same force and effect as though fully set forth herein. To the extent that the terms set forth in Article 2 of this License Agreement are inconsistent with the terms of the Standard License Agreement Terms, the terms set forth in Article 2 herein shall apply.
ARTICLE 2
     Section 2.01 Additional Terms.
     None.

B-1

     Section 2.02 Omnibus Instrument; Execution and Incorporation of Terms.
     The parties to the License Agreement will enter into the License Agreement by executing the Omnibus Instrument.
     By executing the Omnibus Instrument, the Licensor and the Licensee hereby agree that the License Agreement will constitute a legal, valid and binding agreement between the Licensor and the Licensee.
     All terms relating to the Trust or the Notes not otherwise included in the License Agreement will be as specified in the Omnibus Instrument or Pricing Supplement, as indicated herein.
     Section 2.03 Counterparts. The License Agreement, through the Omnibus Instrument, may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.
[Remainder of Page Left Intentionally Blank.]

B-2

SECTION C
INDENTURE
     This INDENTURE (this “Indenture”) is entered into as of the Original Issue Date by and between the Principal Life Income Fundings Trust specified in the Omnibus Instrument (the “Trust”) and Citibank, N.A., as indenture trustee (the “Indenture Trustee”).
     Citibank, N.A., in its capacity as indenture trustee, hereby accepts its role as Registrar, Paying Agent, Transfer Agent and Calculation Agent hereunder.
     References herein to “Indenture Trustee,” “Registrar,” “Transfer Agent,” “Paying Agent” or “Calculation Agent” shall include the permitted successors and assigns of any such entity from time to time.
W I T N E S S E T H:
     WHEREAS, the Trust has duly authorized the execution and delivery of this Indenture to provide for the issuance of Notes;
     WHEREAS, all things necessary to make this Indenture a valid and legally binding agreement of the Trust and the other parties to this Indenture, enforceable in accordance with its terms, have been done, and the Trust proposes to do all things necessary to make the Notes, when executed by the Trust and authenticated and delivered pursuant hereto, valid and legally binding obligations of the Trust as hereinafter provided; and
     WHEREAS, the parties hereto desire to incorporate by reference those certain Standard Indenture Terms, dated as of November 21, 2007, and attached to the Omnibus Instrument as Exhibit C (the “Standard Indenture Terms”) and all capitalized terms not otherwise defined herein (including the recitals hereof) shall have the meanings set forth in the Standard Indenture Terms (the Standard Indenture Terms and this Indenture, collectively, the “Indenture”).
     NOW, THEREFORE, for and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed by each of the parties hereto as follows:
ARTICLE 1
     Section 1.01 Incorporation by Reference. All terms, provisions and agreements set forth in the Standard Indenture Terms (except to the extent expressly modified herein) are hereby incorporated herein by reference (with the same force and effect as though fully set forth herein). To the extent that the terms set forth in Article 2 of this Indenture are inconsistent with the terms of the Standard Indenture Terms, the terms set forth in Article 2 herein shall apply.

C-1

ARTICLE 2
     Section 2.01 Agreement to be Bound. Each of the Trust, the Indenture Trustee, the Registrar, the Transfer Agent, the Paying Agent and the Calculation Agent hereby agrees to be bound by all of the terms, provisions and agreements set forth in the Indenture, with respect to all matters contemplated in the Indenture, including, without limitation, those relating to the issuance of the below-referenced Notes.
     Section 2.02 Designation of the Trust, the Notes, the Funding Agreement and the Guarantee. The Trust created by the Trust Agreement and referred to in the Indenture is the Principal Life Income Fundings Trust specified in the Omnibus Instrument. The Notes issued by the Trust and governed by the Indenture shall be the Notes specified in the Pricing Supplement. The Funding Agreement designated hereby is the Funding Agreement designated in the Pricing Supplement dated as of the Original Issue Date between the Trust and Principal Life. The Guarantee designated hereby is the Guarantee dated as of the Original Issue Date of PFG.
     Section 2.03 Additional Terms.
     None.
     Section 2.04 Omnibus Instrument; Execution and Incorporation of Terms.
     The parties to the Indenture will enter into the Indenture by executing the Omnibus Instrument.
     By executing the Omnibus Instrument, the Indenture Trustee, the Registrar, the Transfer Agent, the Paying Agent, the Calculation Agent and the Trust hereby agree that the Indenture will constitute a legal, valid and binding agreement between the Indenture Trustee, the Registrar, the Transfer Agent, the Paying Agent, the Calculation Agent and the Trust.
     All terms relating to the Trust or the Notes not otherwise included in the Indenture will be as specified in the Omnibus Instrument or Pricing Supplement, as indicated herein.
     Section 2.05 Counterparts. The Indenture, through the Omnibus Instrument, may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute one and the same instrument.
[Remainder of Page Left Intentionally Blank.]

C-2

SECTION D
TERMS AGREEMENT
     This TERMS AGREEMENT (this “Terms Agreement”) is entered into as of the date of the Pricing Supplement by and among Principal Life Insurance Company (“Principal Life”), Principal Financial Group, Inc. (“PFG”), the Principal Life Income Fundings Trust specified in the Omnibus Instrument (the “Trust”) and the Purchasing Agent(s) specified in the Pricing Supplement (the “Purchasing Agent(s)”).
W I T N E S S E T H:
     WHEREAS, Principal Life, PFG and the agents named therein, including the Purchasing Agent(s) have entered into that certain Distribution Agreement dated November 21, 2007 (the “Distribution Agreement”).
     NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, each of the parties hereby agrees as follows:
ARTICLE 1
     Section 1.01 Incorporation by Reference. The provisions of the Distribution Agreement and the related definitions (unless otherwise specified herein) are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.
ARTICLE 2
     Section 2.01 Addition of Trust as Party to Distribution Agreement.
     Pursuant to Section 1 of the Distribution Agreement, each of the undersigned parties hereby acknowledges and agrees that the Trust, upon execution hereof by the Trust and the other parties to the Distribution Agreement (other than any other trusts organized in connection with the Registration Statement that are party thereto as of the date hereof), shall become a Trust for purposes of the Distribution Agreement in accordance with the terms thereof, in respect of the Notes, with all the authority, rights, powers, duties and obligations of a Trust under the Distribution Agreement. The Trust confirms that any agreement, covenant, acknowledgment, representation or warranty under the Distribution Agreement applicable to the Trust is made by the Trust at the date hereof, unless another time or times are specified in the Distribution Agreement, in which case such agreement, covenant, acknowledgment, representation or warranty shall be deemed to be confirmed by the Trust at such specified time or times.
     Section 2.02 Purchase of Notes as Principal.
     (a) Subject in all respects to the terms and conditions of the Distribution Agreement, the Trust hereby agrees to sell to the Purchasing Agent(s) and each Purchasing Agent(s) hereby agree(s), severally and not jointly, to purchase the Notes having the terms specified in the Pricing

D-1

Supplement relating to such Notes and in the principal amount of the Notes set forth opposite the Purchasing Agent’s name in the Pricing Supplement.
     (b) In connection with any purchase of Notes from the Trust by the Purchasing Agent(s) as principal, the parties agree that the items specified on Schedule I of the Omnibus Instrument will be delivered as of the Settlement Date.
     Section 2.03 Termination. Upon the termination of this Terms Agreement pursuant to Section 13(b) of the Distribution Agreement the undersigned parties hereby agree to that the expenses reasonably incurred prior to or in connection with such termination will be borne by Principal Life and PFG.
     Section 2.04 Applicable Time. For purposes of the Distribution Agreement, the Applicable Time shall be 10:45 a.m. Central Time, March 12, 2008.
     Section 2.05 Free Writing Prospectus. For purposes of the Distribution Agreement, each free writing prospectus (attached to this Omnibus Instrument as Exhibit G) constitutes a part of the Time of Sale Prospectus.
     Section 2.06 Governing Law. This Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof.
     Section 2.07 Notices. For purposes of Section 15 of the Distribution Agreement, the Trust’s communications details are as set forth in Section E of the Omnibus Instrument.
     Section 2.08 Omnibus Instrument; Execution and Incorporation of Terms.
     The parties to this Terms Agreement will enter into this Terms Agreement by executing the Omnibus Instrument.
     By executing the Omnibus Instrument, each party hereto agrees that this Terms Agreement will constitute a legal, valid and binding agreement by and among such parties.
     All terms relating to the Trust or the Notes not otherwise included in this Terms Agreement will be as specified in the Omnibus Instrument, the Pricing Supplement or the Distribution Agreement as indicated herein.
     Section 2.09 Counterparts. This Terms Agreement, through the Omnibus Instrument, may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.
[Remainder of Page Left Intentionally Blank.]

D-2

SECTION E
COORDINATION AGREEMENT
     This COORDINATION AGREEMENT (this “Coordination Agreement”), dated as of the date of the Pricing Supplement, is entered into by and among Principal Life Insurance Company (“Principal Life”), Principal Financial Group, Inc. (“PFG”), the Principal Life Income Fundings Trust specified in the Omnibus Instrument (the “Trust”), Bankers Trust Company, N.A. and Citibank, N.A., as indenture trustee (the “Indenture Trustee”).
W I T N E S S E T H
     WHEREAS, the Trust will enter into the Funding Agreement with Principal Life dated as of the Original Issue Date specified in the Pricing Supplement;
     WHEREAS, PFG will issue a Guarantee to the Trust as of the Original Issue Date specified in the Pricing Supplement, which will fully and unconditionally guarantee the payment obligations of Principal Life under the Funding Agreement;
     WHEREAS, the Purchasing Agent(s) (as defined in the Terms Agreement) have agreed to sell the Notes in accordance with the Registration Statement;
     WHEREAS, the Trust intends to issue the Notes in accordance with the Indenture, to collaterally assign to, and grant a security interest in, the Funding Agreement and the Guarantee to and in favor of the Indenture Trustee in accordance with the Indenture to secure payment of the Notes; and
     WHEREAS, the Custodian will hold the Funding Agreement and the Guarantee on behalf of the Indenture Trustee pursuant to the terms of the Custodial Agreement.
     NOW, THEREFORE, to give effect to the agreements and arrangements established under the Terms Agreement included in the Omnibus Instrument, as applicable, the Trust Agreement, the Indenture and the Notes, and in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which are hereby acknowledged, each party hereby agrees as follows:
ARTICLE 1
     Section 1.01 Delivery of the Funding Agreement and the Guarantee. The Trust hereby authorizes the Custodian, on behalf of the Indenture Trustee, to receive the Funding Agreement from Principal Life and the Guarantee from PFG pursuant to the assignment of the Funding Agreement and Guarantee (the “Assignment”), to be entered into on the Original Issue Date, included in the closing instrument dated as of the Original Issue Date (the “Closing Instrument”).

     Section 1.02 Issuance and Purchase of the Notes.
     (a) Delivery of the Funding Agreement and the Guarantee to the Custodian, on behalf of the Indenture Trustee, pursuant to the Assignment or execution of the cross receipt contained in the Closing Instrument shall be confirmation of payment by the Trust for the Funding Agreement.
     (b) The Trust hereby directs the Indenture Trustee, upon receipt by the Custodian, on behalf of the Indenture Trustee, of the Funding Agreement pursuant to the Assignment and upon receipt by the Custodian, on behalf of the Indenture Trustee, of the Guarantee, (i) to authenticate the certificates representing the Notes (the “Notes Certificates”) in accordance with the Indenture and (ii) to (A) deliver each relevant Notes Certificate to the clearing system or systems identified in each such Notes Certificate, or to the nominee of such clearing system, or the custodian thereof, for credit to such accounts as the Purchasing Agent(s) may direct, or (B) deliver each relevant Notes Certificate to the purchasers thereof as identified by the Purchasing Agent(s).
ARTICLE 2
     Section 2.01 Directions Regarding Periodic Payments. As registered owner of the Funding Agreement and the Guarantee as collateral securing payments on the Notes, the Indenture Trustee will receive payments on the Funding Agreement and the Guarantee on behalf of the Trust. The Trust hereby directs the Indenture Trustee to use such funds to make payments on behalf of the Trust pursuant to the Trust Agreement and the Indenture.
     Section 2.02 Maturity of the Funding Agreement. Upon the maturity of the Funding Agreement and the return of funds thereunder, the Trust hereby directs the Indenture Trustee to set aside from such funds an amount sufficient for the repayment of the outstanding principal on the Notes and Trust Beneficial Interest when due.
ARTICLE 3
     Section 3.01 Certificates. Principal Life hereby agrees to deliver an Officer’s Certificate, a copy of which is attached hereto as Exhibit E, on a quarterly basis to any rating agency currently rating the Program. The Trust hereby agrees to deliver an Officer’s Certificate, a copy of which is attached hereto as Exhibit F, on a quarterly basis to any rating agency currently rating the Program.
     Section 3.02 Filings. Principal Life hereby covenants, as sponsor and depositor, to file, or cause to be filed, in a timely manner on behalf of the Trust all reports, certifications or similar filings required under the Securities Exchange Act of 1934, as amended.
ARTICLE 4
     Section 4.01 No Additional Liability. Nothing in this Coordination Agreement shall impose any liability or obligation on the part of any party to this Coordination Agreement to make any payment or disbursement in addition to any liability or obligation such party has under the Program Documents, except to the extent that a party has actually received funds which it is obligated to disburse pursuant to this Coordination Agreement.

     Section 4.02 No Conflict. This Coordination Agreement is intended to be in furtherance of the agreements reflected in the documents related to the Program Documents, and not in conflict. To the extent that a provision of this Coordination Agreement conflicts with the provisions of one or more Program Documents, the provisions of such Program Documents shall govern.
     Section 4.03 Governing Law. This Coordination Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof.
     Section 4.04 Severability. If any provision in this Coordination Agreement shall be invalid, illegal or unenforceable, such provision shall be deemed severable from the remaining provisions of this Coordination Agreement and shall in no way affect the validity or enforceability of such other provisions of this Coordination Agreement.
     Section 4.05 Notices. All demands, notices and communications under this Coordination Agreement shall be in writing and shall be deemed to have been duly given upon receipt at the addresses set forth below:
     To the Trust:

Principal Life Income Fundings Trust (followed by the number set forth in the Omnibus Instrument)
c/o U.S. Bank Trust National Association
100 Wall Street, 16th Floor
New York, New York 10005
Attention: Corporate Trust Administration
Telephone: (212) 361-2184
Facsimile: (212) 509-3384
     To the Indenture Trustee:

Citibank, N.A.
Citibank Agency & Trust
388 Greenwich Street, 14th Floor
New York, New York 10013
Attention: Jennifer H. McCourt
Telephone: (212) 816-5680
Facsimile: (212) 816-5527
     To Principal Life:

Principal Life Insurance Company
711 High Street
Des Moines, Iowa 50392
Attention: General Counsel
Telephone: (515) 247-5111
Facsimile: (515) 248-3011

With a copy to:

Principal Life Insurance Company
711 High Street
Des Moines, Iowa 50392
Attention: Jim Fifield
Telephone: (515) 248-9196
Facsimile: (866) 496-6527
     To PFG:

Principal Financial Group, Inc.
711 High Street
Des Moines, Iowa 50392
Attention: General Counsel
Telephone: (515) 247-5111
Facsimile: (515) 248-3011

With a copy to:

Principal Life Insurance Company
711 High Street
Des Moines, Iowa 50392
Attention: Jim Fifield
Telephone: (515) 248-9196
Facsimile: (866) 496-6527
     To Bankers Trust Company, N.A:

Bankers Trust Company, N.A.
453 7th Street
Des Moines, Iowa 50309-2728
Attention: Diana L. Cook
Telephone: (515) 245-2418
Facsimile: (515) 247-2101
or at such other address as shall be designated by any such party in a written notice to the other parties.
ARTICLE 5
     Section 5.01 Omnibus Instrument; Execution and Incorporation of Terms.
     The parties to this Coordination Agreement will enter into this Coordination Agreement by executing the Omnibus Instrument.

     By executing the Omnibus Instrument, each party hereto agrees that this Coordination Agreement will constitute a legal, valid and binding agreement by and among the Trust, Principal Life, PFG, the Custodian and the Indenture Trustee.
     All terms relating to the Trust or the Notes not otherwise included in this Coordination Agreement will be as specified in the Omnibus Instrument or Pricing Supplement, as indicated herein.
     Section 5.02 Acknowledgment. Principal Life hereby acknowledges Section 2.10 of the Indenture and Section 6.1 of the Custodial Agreement. The Trust hereby acknowledges and agrees to the terms of the Custodial Agreement.
     Section 5.03 Counterparts. This Coordination Agreement, through the Omnibus Instrument, may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.
     Section 5.04 Capitalized Terms. All capitalized terms used herein and not otherwise defined in this Coordination Agreement will have the meanings set forth in the Indenture.
[Remainder of Page Left Intentionally Blank.]

SECTION F
MISCELLANEOUS AND EXECUTION PAGES
     This Omnibus Instrument may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
     Each signatory, by its execution hereof, does hereby become a party to each of the agreements or indenture identified for such party as of the date specified in such agreements or indenture.
     IN WITNESS WHEREOF, the undersigned have executed this Omnibus Instrument with respect to the Notes as of the date of the Pricing Supplement.

PRINCIPAL LIFE INSURANCE COMPANY (in executing below agrees and becomes a party to (i) the Terms Agreement set forth in Section D herein and (ii) the Coordination Agreement set forth in Section E herein)

By:	/s/ James C. Fifield
	Name:	James C. Fifield
	Title:	Assistant General Counsel

PRINCIPAL FINANCIAL GROUP, INC. (in executing below agrees and becomes a party to (i) the Terms Agreement set forth in Section D herein and (ii) the Coordination Agreement set forth in Section E herein)

By:	/s/ James C. Fifield
	Name:	James C. Fifield
	Title:	Assistant General Counsel

PRINCIPAL FINANCIAL SERVICES, INC. (in executing below agrees and becomes a party to the License Agreement set forth in Section B herein)
By:	/s/ James C. Fifield
	Name:	James C. Fifield
	Title:	Assistant General Counsel

Omnibus Instrument Execution Page 1 of 3

THE PRINCIPAL LIFE INCOME FUNDINGS TRUST DESIGNATED IN THIS OMNIBUS INSTRUMENT (in executing below agrees and becomes a party to (i) the License Agreement set forth in Section B herein, (ii) the Indenture set forth in Section C herein, (iii) the Terms Agreement set forth in Section D herein and (iv) the Coordination Agreement set forth in Section E herein)

By: U.S. Bank Trust National Association, not in its individual capacity but solely in its capacity as trustee of the Trust

By:	/s/ David J. Kolibachuk
	Name:	David J. Kolibachuk
	Title:	Vice President

U.S. BANK TRUST NATIONAL ASSOCIATION (in executing below agrees and becomes a party to the Trust Agreement set forth in Section A herein), as Trustee
By:	/s/ David J. Kolibachuk
	Name:	David J. Kolibachuk
	Title:	Vice President

GSS HOLDINGS II, INC. (in executing below agrees and becomes a party to the Trust Agreement set forth in Section A herein), as Trust Beneficial Owner
By:	/s/ Bernard J. Angelo
	Name:	Bernard J. Angelo
	Title:	Vice President

CITIBANK, N.A. (in executing below agrees and becomes a party to (i) the Indenture set forth in Section C herein, as Indenture Trustee, Registrar, Transfer Agent, Paying Agent and Calculation Agent and (ii) the Coordination Agreement set forth in Section E herein), as Indenture Trustee, Registrar, Transfer Agent, Paying Agent and Calculation Agent

By:	/s/ Jennifer McCourt
	Name:	Jennifer McCourt
	Title:	Vice President

Omnibus Instrument Execution Page 2 of 3

BANKERS TRUST COMPANY, N.A. (in executing below agrees and becomes a party to the Coordination Agreement set forth in Section E herein)
By:	/s/ Diana L. Cook
	Name:	Diana L. Cook
	Title:	Vice President

BANK OF AMERICA SECURITIES LLC (in executing below agrees and becomes a party to the Terms Agreement set forth in Section D herein)
By:	/s/ Joseph A. Crowley
	Name:	Joseph A. Crowley
	Title:	Vice President

WACHOVIA CAPITAL MARKETS, LLC (in executing below agrees and becomes a party to the Terms Agreement set forth in Section D herein)
By:	/s/ Chris Cicoletti
	Name:	Chris Cicoletti
	Title:	Vice President

Omnibus Instrument Execution Page 3 of 3

INDEX OF EXHIBITS AND SCHEDULES TO THE OMNIBUS INSTRUMENT

Exhibit A	Standard Trust Terms – Incorporated herein by reference to Exhibit 4.2 to Principal Life Insurance Company’s Current Report on Form 8-K, filed on December 5, 2007.

Exhibit B	Standard License Agreement Terms – Incorporated herein by reference to Exhibit 99.1 to Principal Life Insurance Company’s Current Report on Form 8-K, filed on March 29, 2004.

Exhibit C	Standard Indenture Terms – Incorporated herein by reference to Exhibit 4.1 to Principal Life Insurance Company’s Current Report on Form 8-K, filed on December 5, 2007.

Exhibit D	Pricing Supplement – Incorporated herein by reference to the Pricing Supplement with respect to Principal Life Income Fundings Trust 35, to be filed on March 14, 2008, with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

Exhibit E	Principal Life Insurance Company Officer’s Certificate

Exhibit F	Principal Life Income Fundings Trusts Trustee Officer’s Certificate

Exhibit G	Free Writing Prospectus(es)

Schedule I	Terms Agreement Specifications

EXHIBIT E
Principal Life Insurance Company
Officer’s Certificate
     The undersigned, an officer of Principal Life Insurance Company, an Iowa stock life insurance company (“Principal Life”), does hereby certify to Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc., in such capacity and on behalf of Principal Life, to the knowledge of the undersigned and after reasonable inquiry, that:
1.	each of the representations and warranties of Principal Life contained in each Expense and Indemnity Agreement entered into in connection with the Registration Statement (defined below), and each Funding Agreement issued in connection with the Program (the “Specified Agreements”) (other than any representation or warranty expressly made as of a date prior to the date hereof) are true and correct on and as of the date hereof, with the same effect as though such representation or warranty had been made on and as of the date hereof;

2.	no default under any of the Specified Agreements and no event or any condition which, with notice or lapse of time or both, would become a default, has occurred and is continuing as of the date hereof;

3.	Principal Life has performed and complied with, respectively, in all material respects, all of the agreements, covenants, obligations and conditions applicable to Principal Life required by the Specified Agreements to be performed or complied with by Principal Life on or before the date hereof;

4.	the Registration Statement filed on Form S-3 (File Nos. 333-147181 and 333-147181-01) (the “Registration Statement”) by Principal Life and Principal Financial Group, Inc. has been declared effective by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been commenced by or are pending before or contemplated by the Commission;

5.	all filings, if any, required by Rule 424 and Rule 430A under the Act have been made in a timely manner;

6.	since ___, the Trusts organized in connection with the program contemplated by the Registration Statement have issued the following series of Notes:
[List each series of Notes.] [(collectively, the “Designated Notes”)]; and
7.	the Funding Agreements issued in connection with the Designated Notes have been executed and delivered by Principal Life in accordance with the terms and conditions of the Program Documents.

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     Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Standard Indenture Terms dated as of November 21, 2007.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the ● day of ●, 200●.

[Name], [in his/her] capacity as an authorized officer of Principal Life
By:
Name:
Title:

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EXHIBIT F
Principal Life Income Fundings Trusts
Trustee Officer’s Certificate
     U.S. Bank Trust National Association, not in its individual capacity but solely in its capacity as trustee acting on behalf of each common law trust organized under the laws of the State of New York (in such capacity, the “Trustee,” and each such common law trust being referred to herein as, a “Trust”) in connection with the program contemplated by Registration Statement Nos. 333-147181 and 333-147181-01 filed on Form S-3 (the “Registration Statement”) by Principal Life Insurance Company and Principal Financial Group, Inc. with the Securities and Exchange Commission, does hereby certify to Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc., in such capacity and on behalf of each Trust, to the knowledge of the Trustee, that:
1.	each of the representations and warranties of each Trust contained in the Notes issued in connection with the Program, each Indenture entered into in connection with the Registration Statement and the Expense and Indemnity Agreement concerning the Trusts (the “Specified Agreements”) (other than any representation or warranty expressly made as of a date prior to the date hereof) are true and correct on and as of the date hereof, with the same effect as though such representation or warranty had been made on and as of the date hereof;

2.	no default under any of the Specified Agreements and no event or any condition which, with notice or lapse of time or both, would become a default, has occurred and is continuing as of the date hereof;

3.	each Trust has performed and complied with, respectively, in all material respects, all of the agreements, covenants, obligations and conditions applicable to such Trust required by the Specified Agreements to be performed or complied with by such Trust on or before the date hereof;

4.	the Notes issued in connection with the Program, have been issued, in all material respects, in accordance with the terms and conditions of the Program Documents; and

5.	each Funding Agreement has been executed and delivered by the related Trust in accordance with the terms and conditions of the Program Documents.
     Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Standard Indenture Terms dated as of November 21, 2007. In no event shall U.S. Bank Trust National Association in its personal corporate capacity have any liability for any of the certifications or statements contained in this Trustee Officer’s Certificate, such liability being solely that of each Trust.

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     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the ● day of ●, 200●.

U.S. Bank Trust National Association, not in its capacity but solely in its capacity as Trustee acting on behalf of each Trust
By:
Name:
Title:

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EXHIBIT G
Free Writing Prospectus(es)
Attached.

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FREE WRITING PROSPECTUS, DATED MARCH 12, 2008
FILED PURSUANT TO RULE 433
(REGISTRATION STATEMENT NOS. 333-147181 and 333-147181-01)
FINAL SUMMARY OF TERMS
PRINCIPAL LIFE INCOME FUNDINGS TRUST 35
$200,000,000 EXTENDIBLE NOTES — 13 MONTH INITIAL, 2 YEAR FINAL

ISSUER:	Principal Life Income Fundings Trust 35
ISSUE RATINGS:	Aa2/AA
PRINCIPAL AMOUNT:	$200,000,000
ISSUE DATE:	March 19, 2008
PRICE TO PUBLIC:	$200,000,000 (100.000%)
INITIAL MATURITY DATE:	April 9, 2009, or if such day is not a business day, the immediately preceding business day.
FINAL MATURITY DATE:	March 19, 2010, or if such day is not a business day, the immediately preceding business day.
INDEX:	Three-Month USD LIBOR; provided, however, that for the initial interest period (from and including the issue date to but excluding the interest payment date occurring in July 2008), the index will be an interpolated rate between Three-Month USD LIBOR and Four-Month USD LIBOR. With respect to the final interest payment on any maturity date prior to the final maturity date and on the final maturity date, interest will be paid based on (i) One-month USD LIBOR, if the final interest Period is a period of one month; (ii) Two-month USD LIBOR, if the final interest Period is a period of two months, (iii) Three-month USD LIBOR, if the final interest Period is a period of three months and (iv) the index will be an interpolated rate between Two-Month USD LIBOR and Three-Month USD LIBOR, if the final interest Period is a period longer than two months and shorter than three months.
INTEREST RATE:	From and including the issue date to but excluding the interest payment date occurring in April 2009: Three-Month USD LIBOR (except as noted above) + .25%.
From and including the interest payment date occurring in April 2009 to but excluding the final maturity date: Three-Month USD LIBOR (except as noted above) + .30%.
INTEREST PAYMENT DATES:	Quarterly on January 9, April 9, July 9 and October 9 of each year, commencing on July 9, 2008, subject to adjustment in accordance with the modified following business day convention. The final interest payment date for any notes maturing prior to the final maturity date will be the relevant maturity date, and interest for the final interest period will accrue from and including the interest payment date immediately preceding such relevant maturity date to but excluding such relevant maturity date.

INTEREST DETERMINATION DATES:	Two London banking days prior to the first day of each interest accrual period.
INTEREST RESET DATES:	Quarterly on January 9, April 9, July 9 and October 9 of each year, commencing on July 9, 2008, subject to adjustment in accordance with the modified following business day convention.
ELECTION DATES/EXTENSION FEATURE:	Each holder of the notes may elect to extend the maturity of all or a portion of the principal amount of its notes during the notice period relating to each election date. The election dates will take place monthly, commencing on April 9, 2008 and ending on March 9, 2009, except that if any election date would otherwise be a day that is not a business day, the notice period (described below) will be extended until Noon, New York City time, on the first business day following the election date. The notice period for each election date will be the 5 business days immediately preceding such election date until Noon, New York City time on the election date. Each election will be revocable during each day of the notice period until Noon, New York City time, on the last business day of the notice period relating to the applicable election date, at which time such notice will be irrevocable. A holder’s election to extend the maturity of any note will cause the maturity of those notes to be extended to the 9th day of the calendar month which is one calendar month after (1) April 9, 2009 (in the case of the initial extension of maturity) or (2) any later date to which the maturity date of the notes has previously been extended. For notes for which a holder has exercised this extension option, the maturity date will be subject to adjustment in accordance with the preceding business day convention. In no event may the maturity of any note be extended beyond the final maturity date.
If any holder of the notes does not make a timely and proper election to extend the maturity of all or a portion of the principal amount of its notes, the principal amount of the notes for which no such election has been made will be due and payable on the then-current maturity date. The principal amount of the notes for which such election is not exercised will be represented by substitute notes issued as of such election date. The substitute notes so issued will have the same terms as the original notes, except that they will not be extendible, they will have a different CUSIP number and their non-extendible maturity date will remain the then-current maturity date.
DENOMINATIONS:	$100,000 and integral multiples of $1,000 in excess thereof; holders of notes may extend a portion of their notes in authorized denominations and the principal amount of their notes remaining after an extension must also be in authorized denominations.
DAY COUNT CONVENTION:	Actual/360
BUSINESS DAYS:	New York, London
BUSINESS DAY CONVENTION:	Modified Following
CUSIP:	74254PXR8
CLEARANCE:	The Depository Trust Company
DEALERS:	Banc of America Securities Wachovia Securities

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CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
Discussion
     The following discussion is based on the opinion of Sidley Austin llp, special U.S. federal income tax counsel to the Issuer (“Special Tax Counsel”). This summary supplements, and should be read in conjunction with, the discussion in the prospectus supplement under the caption “Material United States Federal Income Tax Considerations.”
     The following discussion describes certain U.S. federal income tax consequences of ownership and disposition of the notes. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and existing and proposed Treasury regulations, revenue rulings, administrative interpretations and judicial decisions, all as currently in effect and all of which are subject to change, possibly with retroactive effect. This discussion deals only with notes purchased by a U.S. Holder, as defined below, on original issuance and held as capital assets, within the meaning of section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to investors in light of their particular circumstances or to holders subject to special rules, such as persons other than U.S. Holders, insurance companies, banks, tax-exempt organizations, dealers in securities or foreign currencies, traders in securities that elect the mark-to-market method of accounting, persons holding the notes as part of a hedging transaction, straddle, conversion transaction, or other integrated transaction, or U.S. Holders whose functional currency, as defined in section 985 of the Code, is not the U.S. dollar. Persons considering the purchase of the notes should consult with their own tax advisors concerning the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.
     As used in this section, the term “U.S. Holder” means a beneficial owner of a note who or that is a U.S. person. The term “U.S. person” means (i) a citizen or resident of the United States for U.S. federal income tax purposes; (ii) a corporation, including an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state of the United States or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (a) a U.S. court is able to exercise primary supervision over the administration of the trust; and (b) one or more U.S. persons have the authority to control all substantial decisions of the trust. In addition, some trusts treated as U.S. persons before August 20, 1996 that elect to continue to be so treated to the extent provided in Treasury regulations shall be considered U.S. persons.
     If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership, and special rules may apply to such partners and partnerships. Such persons should consult their own tax advisors in that regard.
     An election to extend the maturity of all or any portion of the principal amount of the notes in accordance with the procedures described herein should not be a taxable event for U.S. federal income tax purposes. Special Tax Counsel has reached this conclusion based, in part, upon the Treasury regulations governing original issue discount on debt instruments (the “OID Regulations”).
     Pursuant to Treasury regulations governing modifications to the terms of debt instruments (the “Modification Regulations”), the exercise of an option by a holder of a debt instrument to defer any scheduled payment of principal is a taxable event if, based on all the facts and circumstances, such deferral is considered material under the Modification Regulations. The Modification Regulations do not specifically address the unique features of the notes (including their economic equivalence to an approximately two-year debt instrument containing put options). However, under the OID Regulations, for purposes of determining the yield and maturity of a debt instrument that provides the holder with an unconditional option or options, exercisable on one or more dates during the term of the debt instrument, that, if exercised, require payments to be made on the debt instrument under an alternative payment schedule or schedules (e.g., an option to extend the maturity of the debt instrument), a holder is deemed to exercise or not exercise an option or combination of options in a manner that maximizes the yield on

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the debt instrument. Since the Spread will periodically increase during the term of the notes from an initial amount equal to + .25% to an amount equal to + .30%, under the OID Regulations, as of the Issue Date, original holders of the notes should be deemed to elect to extend the maturity of all of the principal amount of the notes to the Final Maturity Date in accordance with the procedures described above. Accordingly, under the OID Regulations, the Final Maturity Date should be treated as the maturity date of the notes for U.S. federal income tax purposes. Although it is unclear how the OID Regulations should apply in conjunction with the Modification Regulations to the notes, Special Tax Counsel is of the opinion that, based upon the OID Regulations, an election to extend the maturity of all or any portion of the principal amount of the notes in accordance with the procedures described above should not be a taxable event for U.S. federal income tax purposes. In addition, the notes should not constitute contingent payment debt instruments that would be subject to certain Treasury regulations governing contingent payment obligations (the “Contingent Payment Regulations”).
     Under the treatment described above, the notes should be treated as having been issued with de minimis original issue discount. Therefore, the notes should not be treated as having been issued with original issue discount for U.S. federal income tax purposes.
     Prospective investors should note that, in particular because of the absence of authority directly addressing the unique features of the notes, no assurance can be given that the Internal Revenue Service (the “IRS”) will accept, or that the courts will uphold, the characterization and the tax treatment of the notes described above. If the IRS were successful in asserting that an election to extend the maturity of all or any portion of the principal amount of the notes is a taxable event for U.S. federal income tax purposes, then Special Tax Counsel has indicated that investors would be required to recognize any gain inherent in the notes at such time upon the exercise of such election. Also, if the IRS were successful in asserting that the notes were subject to the Contingent Payment Regulations, Special Tax Counsel has indicated that the timing and character of income thereon would be affected. Among other things, investors may be required to accrue original issue discount income, subject to adjustments, at a “comparable yield” on the issue price. Furthermore, any gain recognized with respect to the notes would generally be treated as ordinary income.
     The foregoing is a summary of the views of Special Tax Counsel and is not to be construed as tax advice for the benefit of investors. Prospective investors should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in, and extending the maturity of, the notes.

***Principal Life Insurance Company (“PLIC”), as statutory issuer and depositor, and Principal Financial Group, Inc. (“PFG”) have filed a registration statement (including a prospectus and prospectus supplement) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents PLIF and PFG have filed with the SEC for more complete information about PLIC, PFG and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Banc of America Securities or Wachovia Securities will arrange to send you the prospectus and prospectus supplement if you request it by calling Banc of America Securities toll-free 1-800-294-1322 or Wachovia Securities toll-free 1-800-326-5897.

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SCHEDULE I
Terms Agreement Specifications
     In connection with Section 3(a)(iv) of the Distribution Agreement, the Institutional Program under which the Notes are issued is rated Aa2 by Moody’s Investors Service, Inc. (“Moody’s”) and AA by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (“S&P”). Principal Life and PFG expect that the Notes will be rated Aa2 by Moody’s. The Company’s financial strength rating is Aa2 by Moody’s and AA by S&P.
     In accordance with Section 2.02(b) of the Terms Agreement and in connection with the purchase of Notes from the Trust by the Purchasing Agent(s) (specified in the Pricing Supplement) as principal, the following items will be delivered on the Settlement Date:
•	Opinion of Sidley Austin LLP regarding the enforceability of the Guarantee and the Notes.
     All capitalized terms used herein and not otherwise defined herein will have the meanings set forth in the Distribution Agreement.

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